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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of ITEQ, Inc. on Form S-8 (Files No. 333-09051, 33-68516, 33-68518 and 33-68636)
and the Registration Statement of ITEQ, Inc. on Form S-3 (File No. 333-39367) of our report dated December 6, 1996, on our audit of the consolidated financial statements of Astrotech International Corporation and subsidiaries as of September 30, 1996, and for each of the two years in the period ended September 30, 1996.

                                            COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
March 23, 1998